Exhibit 99.1

FOR IMMEDIATE RELEASE
Group 1 Automotive Board Declares Quarterly Dividend
HOUSTON, TX, August 8, 2024 - Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), a Fortune 250 automotive retailer with 260 dealerships located in the U.S. and U.K., today announced its board of directors declared a quarterly dividend of $0.47 per share. The dividend is consistent with the Company’s previously announced increase of 4% in its annualized dividend rate from $1.80 per share in 2023 to $1.88 per share in 2024.
The dividend is payable on September 16, 2024 to stockholders of record as of September 2, 2024.
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 260 automotive dealerships, 337 franchises, and 45 collision centers in the United States and the United Kingdom that offer 35 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, www.facebook.com/group1auto, and www.twitter.com/group1auto.

FORWARD-LOOKING STATEMENTS
All statements in this press release related to future, not past, events are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on our current expectations and assumptions regarding our business, the economy and other future conditions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
SOURCE: Group 1 Automotive, Inc.
Investor contacts:
Terry Bratton
Manager, Investor Relations
Group 1 Automotive, Inc.
ir@group1auto.com
Media contacts:
Pete DeLongchamps
Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
pdelongchamps@group1auto.com

or

Clint Woods
Pierpont Communications, Inc.
713-627-2223
cwoods@piercom.com

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